EXHIBIT 10.6

AGREEMENT

   THIS AGREEMENT (the "Agreement") is entered into this 10th day of December, 2004, by and between AMCON Distributing Company, a Delaware corporation (the "Company"), AMCON Corp., a Delaware corporation ("Old AMCON"), and William F. Wright, Chairman of the Board and Chief Executive Officer of the Company and Old AMCON.

   WHEREAS, the Board of Directors of Old AMCON authorized the declaration of a dividend of all of the stock of the Company to its stockholders (the "Spin-Off Dividend") at a meeting held on February 11, 1994 which was effected on February 25, 1994;

   WHEREAS, all of the assets of Old AMCON, except for a Coors beer distributorship and related assets, were assigned to the Company prior to the Spin-Off Dividend, which assignment was intended to include the limited recourse right of Old AMCON to be repaid the premium it had paid prior to the Spin-Off;

   WHEREAS, on May 12, 1989 Mr. Wright executed a collateral assignment in favor of Old AMCON to authorize the insurer to repay the limited recourse liability of Mr. Wright for the premiums paid for his benefit on the Split Dollar Policy from (i) the death benefit of the Split Dollar Policy, (ii) the cash surrender value of the Split Dollar Policy if the Split Dollar Policy is terminated prior to his death, or (iii) the proceeds from any loan made under the Split Dollar Policy that has not been repaid as of the date of Mr. Wright's death, as the case may be.

   WHEREAS, the Company has paid the premiums on the Split Dollar Policy during the period from the Spin-Off Dividend to October, 2002, and recorded as an asset on its balance sheet, its limited recourse right to reimbursement thereof;

   WHEREAS, commencing in October 2002, the Company treated the full amount of the premiums paid on the Split Dollar Policy as compensation to Mr. Wright, he has been given a Form W-2 showing such amount as taxable compensation and therefore the Company has no right to be repaid any of such premiums that have been paid since October 2002; and

   WHEREAS, the parties desire to enter into this Agreement in order to establish a written record that more clearly sets forth their understanding and prior agreements and actions;

   NOW, THEREFORE, the parties hereto agree as follows:

      1. Old AMCON acknowledges and agrees that all of its rights and interests in the Split Dollar Policy were assigned to the Company in connection with the Spin-Off Dividend and that the Collateral Assignment by Mr. Wright should therefore be replaced with a new Collateral Assignment reflecting the Company as the assignee that is entitled to receive the repayment of all premiums paid on the Split Dollar Policy prior to October 2002, which repayment right is limited to recourse to be paid from (i) the death benefit under the Split Dollar Policy, (ii) the cash surrender value under the Split Dollar Policy if the Split Dollar Policy is terminated, or
(iii) the proceeds from any loan made under the Split Dollar Policy that has not been repaid as of the date of Mr. Wright's death, as the case may be.

      2. Mr. Wright acknowledges and agrees that the Company is entitled to receive repayment of all premiums paid on the Split Dollar Policy prior to October 2002 (the total amount of which is $574,852.50), which repayment right is limited to recourse to be paid from (i) death benefit payable under the Split Dollar Policy, (ii) the cash surrender value of the Split Dollar Policy if the Split Dollar Policy is terminated prior to his death, or (iii) the proceeds from any loan made under the Split Dollar Policy that has not been repaid as of the date of Mr. Wright's death, as the case may be (the "Premium Repayment Liability"). Mr. Wright further agrees that he will execute a new Collateral Assignment reflecting the right of the Company to receive the Premium Repayment Liability from (i) the death benefit payable under the Split Dollar Policy, (ii) the cash surrender value of the Split Dollar Policy if the Split Dollar Policy is terminated prior to his death, or
(iii) the proceeds from any loan made under the Split Dollar Policy that has not been repaid as of the date of Mr. Wright's death, as the case may be.

      3. The Company acknowledges and agrees that Mr. Wright is the sole owner of the Split Dollar Policy and has all rights and benefits thereunder, including the right to designate and change the designation of the beneficiary or beneficiaries under the Split Dollar Policy, except for the new Collateral Assignment which recognizes the right of the Company to receive payment of the Premium Repayment Liability, which repayment is limited to recourse to be paid from (i) the death benefit payable under the Split Dollar Policy, (ii) the cash surrender value of the Split Dollar Policy if the Split Dollar Policy is terminated prior to his death, or (iii) the proceeds from any loan made under the Split Dollar Policy that has not been repaid as of the date of Mr. Wright's death, as the case may be.

      4. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns, and to Mr. Wright and his heirs, executors, administrators, assigns and the beneficiary or beneficiaries he last designates under the Split Dollar Policy.

      5. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nebraska, without giving effect to its conflicts-of-laws provisions.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

                                                AMCON CORP.


                                                By: /s/ Tony Howard
                                                   ------------------------
                                                Name: Tony Howard
                                                Title: VP


                                                AMCON DISTRIBUTING COMPANY


                                                By: /s/ William Hoppner
                                                   ------------------------
                                                Name: William Hoppner
                                                Title: Senior Vice President

                                                    /s/ William F. Wright
                                                    ----------------------
                                                    William F. Wright